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                                                                    EXHIBIT 10.1

                      LOCK UP, VOTING AND CONSENT AGREEMENT

         This Lock Up, Voting and Consent Agreement (the "Agreement"), dated as of June 4, 2002, is entered into and made by and among Stations Holding Company, Inc., a Delaware corporation ("Debtor" or the "Company"), Gray Communications Systems, Inc., a Georgia corporation ("Gray") and each of the undersigned holders (each, a "Consenting Holder" and, together, the "Consenting Holders") of the Common Stock (as defined below). All capitalized terms not otherwise defined herein have the meanings given to said terms in the Plan (as hereinafter defined).

         WHEREAS, Debtor has issued 7,400,000 shares of Class B Common Stock (the "Common Stock");

         WHEREAS, Debtor and the Consenting Holders have engaged in good faith negotiations with the objective of reaching an agreement with regard to satisfying the Debtor's obligations under the Common Stock;

         WHEREAS, Debtor and Gray are, concurrently with the execution of this Agreement, entering into a Merger Agreement of even date herewith (the "Merger Agreement") pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, a wholly-owned subsidiary of Gray will be merged into and with Debtor;

         WHEREAS, Debtor and each of the Consenting Holders now desire to implement a financial restructuring that gives effect to the Merger Agreement (the "Financial Restructuring"), and in order to implement the Financial Restructuring, the Debtor intends to prepare and file a disclosure statement (the "Disclosure Statement") and plan of reorganization (the "Plan") consistent in all material respects with the terms set forth in this Agreement and the summary of the Plan attached hereto as Exhibit A (the "Plan Summary") which, if confirmed, will implement the terms of the Financial Restructuring in the Debtor's bankruptcy case number 02-10882 (MFW) (the "Chapter 11 Case") filed under the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"), and the Debtor intends to use its best efforts to have the Disclosure Statement approved and such Plan confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in the Chapter 11 Case as expeditiously as possible under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules");

         WHEREAS, each Consenting Holder is the legal owner, beneficial owner and/or the investment advisor or manager for the beneficial owner (with the power to vote and dispose of such claims on behalf of such beneficial owner) of the number of shares of Common Stock (for each such party, the "Relevant Claim"), in each case as set forth below each such Consenting Holder's signature attached hereto;


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         WHEREAS, each Consenting Holder has reviewed, or has had the opportunity to review, with the assistance of professional financial and legal advisors of its choosing, the Plan Summary and the Merger Agreement; and

         WHEREAS, each Consenting Holder desires to support and vote for confirmation of the Plan, and the Debtor desires to obtain the commitment of the Consenting Holders to support and vote for the Plan, in each case subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor, Gray and the Consenting Holders, intending to be legally bound, agree as follows:

         Section 1. Voting. Each Consenting Holder represents and warrants, severally and not jointly, that, as of the date hereof, it is the legal owner, beneficial owner and/or the investment adviser or manager for the beneficial owner (with the power to vote and dispose of such claims on behalf of such beneficial owner) of such legal or beneficial owner's Relevant Claim and that there is no Common Stock of which it is the legal owner, beneficial owner and/or investment advisor or manager for such legal or beneficial owner which are not part of its Relevant Claim. Each Consenting Holder agrees for itself that (i) it shall timely vote (or cause to be voted) its Relevant Claim and any other claims or interests that it holds (and not revoke or withdraw such vote) to accept the Plan; provided that the terms of the Plan and Disclosure Statement are consistent in all material respects with the Plan attached hereto and (ii) to the extent such election is available, it shall not elect on its ballot to preserve any claims, if any, such Consenting Holder may have that may be affected by the releases provided for under the Plan.

         Section 2. Support of the Plan.

                  (1) Each Consenting Holder agrees that it will (i) from and after the date hereof not agree to, consent to, provide any support to, participate in the formulation of, or vote for any plan of reorganization or liquidation, other than the Plan; (ii) execute and deliver a customary letter, in form and substance reasonably satisfactory to the Company and such Consenting Holder, from the Consenting Holder for distribution to the holders of any impaired claims against or interests in the Company, stating that such Consenting Holder supports and has committed to vote to approve the Plan; and
(iii) agree to permit disclosure in the Disclosure Statement and any filings by the Company with the Securities and Exchange Commission of the contents of this Agreement, including, but not limited to, the commitments given in clause (i) of this Section 2(a) and the aggregate Relevant Claims held by all Consenting Holders; provided that the Company shall not disclose the number of shares of Common Stock comprising the Relevant Claim of any individual Consenting Holder, except as otherwise required by applicable law.

                  (2) Each Consenting Holder further agrees that it shall not object to or otherwise commence any proceeding, or take any other action, to oppose or alter any of the terms of the Plan or any other document filed in connection with the confirmation of the Plan


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(hereinafter a "Reorganization Document") and shall not take any action which is inconsistent with, or that would delay approval or confirmation of any of the Disclosure Statement, the Plan or any of the Reorganization Documents; provided that the terms of all such Reorganization Documents are customary and otherwise consistent with the material terms of the Plan. Without limiting the generality of the foregoing, no Consenting Holder may directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company or any of its subsidiaries that could reasonably be expected to prevent, delay or impede the restructuring of the Company as contemplated by the Plan or any Reorganization Document.

         Section 3. Forbearance. So long as this Agreement shall remain in effect, each Consenting Holder hereby agrees to forbear from exercising any rights or remedies it may have under the Common Stock and all related documents, applicable law, or otherwise, with respect to any existing default under the Common Stock and all related documents.

         Section 4. Restrictions on Transfer. Each of the Consenting Holders hereby agrees that, for so long as this Agreement shall remain in effect, it shall not sell, transfer or assign all or any of its Relevant Claims or any option thereon or any right, interest (voting or otherwise) therein, unless the transferee agrees in writing to be bound by the terms of this Agreement by executing a counterpart signature page to this Agreement and the transferor promptly provides the Company with a copy thereof, in which event the Company shall be deemed to have acknowledged that its obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of such transferee, and the Company shall confirm such acknowledgment in writing.

         Section 5. Further Acquisition of Common Stock. This Agreement shall in no way be construed to preclude the Consenting Holders or any of their respective subsidiaries or affiliates from acquiring additional shares of Common Stock. However, any such additional Common Stock acquired by a Consenting Holder shall automatically be deemed to be Relevant Claims and to be subject to the terms of this Agreement. The Consenting Holder agrees that it shall not create any subsidiary or affiliate for the sole purpose of acquiring any Common Stock. Upon the request of the Company, each Consenting Holder shall provide an accurate and current list of the Relevant Claims held by such Consenting Holder.

         Section 6. Company Agreement. The Company hereby agrees to use its commercially reasonable efforts to have the Disclosure Statement approved by the Bankruptcy Court, and thereafter or in conjunction therewith to use its commercially reasonable efforts to obtain an order of the Bankruptcy Court confirming the Plan, in each case as expeditiously as commercially reasonable under the Bankruptcy Code and Bankruptcy Rules, and consistent in all material respects (including with respect to the treatment of claims and interests) with the terms and conditions of the Plan.

         Section 7. Acknowledgment. This Agreement is not and shall not be deemed to be a solicitation for consents to the Plan. The acceptance of the Consenting Holders will not be


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solicited until the Consenting Holders have received the Disclosure Statement and related ballot, as approved by the Bankruptcy Court.

         Section 8. Termination. The obligations of the Consenting Holders hereunder shall remain effective and binding and shall terminate only upon the earlier to occur of the time at which (i) the Plan provides or is modified to provide for treatment of such Holder which is materially adverse to the treatment described in the Plan Summary; and (ii) the Plan provides or is modified without the consent of the Consenting Holders in a manner which substantially decreases the likelihood that the Plan will be confirmed.

         Section 9. Good Faith Negotiation of Documents. Each party hereby further covenants and agrees to negotiate the Reorganization Documents and any definitive documents relating thereto, in good faith and, in any event, in all material respects consistent with the Plan Summary.

         Section 10. Representations and Warranties. Each of the Consenting Holders, severally and not jointly, represents and warrants to Debtor and Gray, and Gray and the Debtor each represents and warrants, only as to itself and not as to the other, to each Consenting Holder that the following statements, as applicable, are true, correct and complete as of the date hereof:

                  (1) Power and Authority. It has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and to perform its obligations hereunder.

                  (2) Due Organization. It is duly organized, validly existing and in good standing under the laws of its state of organization and it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  (3) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part (other than the approval of the Bankruptcy Court in the case of the Debtor).

                  (4) No Conflicts. The execution, delivery and performance of this Agreement does not and shall not: (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries, (ii) violate its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

                  (5) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (other than the approval of the Bankruptcy Court in the case of the Debtor).


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                  (6) Binding Obligation. Subject to the provision of sections
1125 and 1126 of the Bankruptcy Code, this Agreement is a legally valid and binding obligation, enforceable in accordance with its terms.

         Section 11. Complete Agreement, Modification of Agreement. This Agreement and the other agreements referenced herein constitute the complete agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified, altered, amended or supplemented except by an agreement in writing signed by the Company, Gray and the Consenting Holders that hold not less than two-thirds of the outstanding shares of Common Stock.

         Section 12. Specific Performance. It is understood and agreed by the parties that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to the sole and exclusive remedy of specific performance and injunctive or other equitable relief, including attorneys' fees and costs, as a remedy of any such breach, and each party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

         Section 13. Assignment. Except as set forth in Section 4, no rights or obligations of any party under this Agreement may be assigned or transferred to any other person or entity.

         Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the Bankruptcy Court. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding.

         Section 15. Modification of Plan. No modification or change to the Plan shall release the Consenting Holder from obligations under this Agreement if the Plan remains substantially similar in all economic and other respects to the Plan Summary, and if such modification or change does not negatively impact or lessen the economic recovery or other rights that such Consenting Holder will receive under the Plan.

         Section 16. Independent Due Diligence and Decision-Making. Each of the Consenting Holders hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of Debtor. To the extent any materials or information have been furnished to it by Debtor, the undersigned hereby acknowledges that they have been provided for informational purposes only, without any representation or warranty.


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         Section 17. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         Section 18. Prior Negotiations. This Agreement, the Plan Summary and the Reorganization Documents supersede all prior negotiations with respect to the subject matter hereof.

         Section 19. Consideration. It is hereby acknowledged by the Company, Gray and each of the Consenting Holders that no consideration shall be due or paid to the Consenting Holders for their agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement, other than the Company's agreement to use its reasonable best efforts to obtain approval of the Disclosure Statement and to confirm the Plan in accordance with the terms and conditions of this Agreement.

         Section 20. No Third Party Beneficiaries. This Agreement shall be solely for the benefit of the parties hereto, including their permitted assigns, and no other person or entity shall be a third party beneficiary hereof. Nothing in this Agreement, express or implied, shall give to any party or entity other than the parties any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 21. Several Obligations. The obligations of the Consenting Holders hereunder are several and not joint.

         Section 22. Notices. All notices hereunder to be served to the Company or Gray, as applicable, shall be deemed given if in writing and delivered or sent by telecopy, courier or by registered or certified mail (return receipt requested) to the following addresses or telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):

                           Stations Holding Company, Inc.
                           c/o Paul S. Goodman
                           Shack Siegel Katz Flaherty & Goodman P.C.
                           530 Fifth Avenue
                           New York, New York 10036
                           Fax:  212.730.1964

                           with copies to:

                           Kirkland & Ellis
                           200 E. Randolph Drive
                           Chicago, Illinois 60601
                           Attn:  Geoffrey A. Richards
                           Fax:  312.861.2200


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To Gray:                   Gray Communications Systems, Inc.
                           4370 Peachtree Road, NE
                           Atlanta, Georgia  30319
                           Attn:  Robert S. Prather, Jr.
                           Fax:  404.261.9607

                           with copies to:

                           Alston & Bird LLP
                           1201 West Peachtree Street
                           Atlanta, Georgia  30309
                           Attn:  Stephen A. Opler
                           Fax:  404.881.4777


         Section 23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall, collectively and separately, constitute one and the same agreement.

                                    * * * * *

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   STATIONS HOLDING COMPANY, INC.

                                   By: /s/ K. James Yager
                                      ----------------------------------------

                                   Its:  President and Chief Operating Officer



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                                 GRAY COMMUNICATIONS
                                    SYSTEMS, INC.


                                 By: /s/ James C. Ryan
                                    -------------------------------------------
                                 Its: Vice President and Chief Financial Officer


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                                    HOLDER OF RELEVANT CLAIM:


                                    Name of Holder:
                                                    ----------------------------


                                    Number of Shares
                                    of Common Stock:
                                                    ----------------------------


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                                    HOLDER OF RELEVANT CLAIM:



                                    Name of Holder:
                                                   -----------------------------


                                    Number of Shares
                                    of Common Stock:
                                                    ----------------------------


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                                    HOLDER OF RELEVANT CLAIM:


                                    Name of Holder:
                                                    ----------------------------


                                    Number of Shares
                                    of Common Stock:
                                                    ----------------------------